                                                        ------------------------

                                                       (Name of Shareholder)


          CUSTODY AGREEMENT, LETTER OF TRANSMITTAL, POWER OF ATTORNEY
                               AND OFFER OF SALE
                  FOR CUSTODY AND EXCHANGE OF COMMON STOCK OF
                               THE BANK OF HEMET
                  AND FOR CUSTODY AND SALE OF COMMON STOCK OF
                        PACIFIC COMMUNITY BANKING GROUP



James B. Jaqua
John J. McDonough
  As Attorneys-in-Fact
c/o The Bank of Hemet
3715 Sunnyside Drive
Riverside, CA 92506



U.S. Stock Transfer Company
  As Custodian
1745 Gardena Avenue, Suite 200
Gardena, CA 91204


Sutro & Co. Incorporated
As Representative of the several Underwriters
c/o Sutro & Co. Incorporated
11150 Santa Monica Boulevard, Suite 1500
Los Angeles, California 90025

Ladies and Gentlemen:

    The undersigned (the "Shareholder") is a shareholder of The Bank of Hemet ("The Bank of Hemet"), a California corporation. Pacific Community Banking Group, a California corporation, and The Bank of Hemet have signed a First Restatement of Agreement and Plan of Reorganization (as amended, the "Acquisition Agreement") providing for the acquisition of The Bank of Hemet by Pacific Community Banking Group. If the acquisition is completed, the Shareholder's shares of The Bank of Hemet will automatically convert into a right to receive shares of Pacific Community Banking Group. Pacific Community Banking Group and the Shareholder proposes to sell some or all of the shares of Pacific Community Banking Group common stock received by the Shareholder to underwriters (the "Underwriters") for whom Sutro & Co. Incorporated will act as representative (the "Representative" ), for distribution under a Registration Statement on Form S-1 (the "Registration Statement") to the public at a price and on terms to be hereafter determined. It is understood that at this time there is no commitment on the part of the Underwriters to purchase any shares of Pacific Community Banking Group common stock and no assurance that an offering of Pacific Community Banking Group common stock will take place. The shares of Pacific Community Banking Group common stock received by the Shareholder in exchange for shares of The Bank of Hemet common stock, all of which the Shareholder will hereby offer to sell to the Underwriters, are referred to herein as the "Shares."

    1.  APPOINTMENT AND POWERS OF ATTORNEYS-IN-FACT.

    A. The Shareholder irrevocably constitutes and appoints James B. Jaqua and John J. McDonough (the "Attorneys-in-Fact"), and each of them, its agent and attorney-in-fact, with full power of substitution, with respect to all matters arising in connection with the public offering and sale of the Shares, including, but not limited to, the power and authority on behalf of the Shareholder to do or cause to be done any of the following things:

    (i) to instruct the Custodian (as defined below) to surrender certificates for all of the Shareholders' shares of common stock of The Bank of Hemet in exchange for shares of Pacific Community Banking Group as provided in the Acquisition Agreement;

    (ii) to negotiate, determine and agree upon (a) the price at which the Shares will be initially offered to the public by the Underwriters, provided that the price shall not be less than $15 per share, and (b) the price at which the Shares will be sold to the Underwriters;


   (iii) to execute on behalf of the Shareholder an underwriting agreement as follows: (a) making the representations and warranties of the Shareholder contained in this Agreement to the Underwriters; (b) undertaking the obligations of the Shareholder contained in this agreement, for the benefit of the Underwriters; and (c) indemnifying the Underwriters, on a joint and several basis with Pacific Community Banking Group, for losses resulting from a breach of those represenations, warranties and obligations, up to the amount of consideration received by the Shareholder for shares of Pacific Community Banking Group sold to the public in the initial public offering. Such indemnification may include a provision for interim reimbursement and contribution, provided the underwriters have a reciprocal obligation to the shareholders participating in the public offering.



    (iv) to allocate the number of shares of Pacific Community Banking Group common stock owned by the Shareholder that shall be sold to the Underwriters and the number of shares of Pacific Community Banking Group common stock that shall be retained by the Shareholder, in satisfaction of the terms of the Acquisition Agreement. Notwithstanding the statement of preference made by the Shareholder herein, the Attorneys-in-Fact are authorized, in their sole discretion, to sell up to the total number of shares of Pacific Community Banking Stock owned by the Shareholder.



    (v) to sell, assign, transfer and deliver the Shares to the Underwriters and deliver to the Underwriters certificates for the Shares so sold;



    (vi) take any and all steps deemed necessary or desirable by the Attorneys-in-Fact in connection with the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act" ), the Securities Exchange Act of 1934, as amended, and under the securities or "blue sky" laws of various states and jurisdictions, including, without limitation, the giving or making of such undertakings, representations and agreements and the taking of such other steps as the Attorneys-in-Fact may deem necessary or advisable;



   (vii) instruct Pacific Community Banking Group and the Custodian (as hereinafter defined) on all matters pertaining to the sale of the Shares and delivery of certificates therefor; and



  (viii) otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorneys-in-Fact in their discretion, including the execution and delivery of any documents, and generally act for and in the name of the Shareholder with respect to the sale of the Shares to the Underwriters and the reoffering of the Shares by the Underwriters as fully as could the Shareholder if then personally present and acting.

    B. Each Attorney-in-Fact may act alone in exercising the rights and powers conferred on the Attorneys-in-Fact by this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (this "Agreement"), and the act of any Attorney-in-Fact shall be the act of the Attorneys-in-Fact. Each Attorney-in-Fact is hereby empowered to determine, in his sole and absolute discretion, the time or times when, the purposes for which, and the manner in which, any power herein conferred upon the Attorneys-in-Fact shall be exercised.

    C. The Custodian, the Representatives, Pacific Community Banking Group and all other persons dealing with the Attorneys-in-Fact as such may rely and act upon any writing believed in good faith to be signed by one or more of the Attorneys-in-Fact.

    D. The Attorneys-in-Fact shall not receive any compensation from the Shareholder for their services rendered hereunder.

    2.  APPOINTMENT OF CUSTODIAN; DEPOSIT OF SHARES.


    A. In connection with and to facilitate the exchange of shares of The Bank of Hemet common stock and the sale of the Shares to the Underwriters, the Shareholder hereby appoints U.S. Stock Transfer Corporation as custodian (the "Custodian") and herewith deposits with the Custodian one or more certificates for The Bank of Hemet common stock which represent the total number of the shares of The Bank of Hemet common stock held by the Shareholder, and which number is set forth on Schedule I hereto. Each such certificate so deposited is in negotiable and proper deliverable form and either (a) the certificate has been endorsed in blank with the signature of the Shareholder thereon, medallion guaranteed by an eligible guarantor institution, such as a bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program, or (b) the shareholder has separately provided a duly executed stock power or powers in blank, bearing the signature of the Shareholder, medallion guaranteed in the same manner. The Custodian is hereby authorized and directed, subject to the instructions of the Attorneys-in-Fact, to act as follows:


    (i) to surrender the certificates for Shareholder's shares of The Bank of Hemet in exchange for certificates of Pacific Community Banking Group common stock in accordance with the Acquisition Agreement;

    (ii) to hold in custody the certificate or certificates deposited herewith and any other certificates or instruments exchanged therefor;

   (iii) to deliver or to authorize Pacific Community Banking Group's transfer agent to deliver the certificates of Pacific Community Banking Group common stock received in exchange for the certificates deposited herewith (or replacement certificate(s) for the Shares) to or at the direction of the Attorneys-in-Fact; and


    (iv) to return or cause Pacific Community Banking Group's transfer agent to return to the Shareholder cash in lieu of fractional shares and in new certificate(s) for the shares of Pacific Community Banking Group common stock and warrants that are received in exchange for any certificate deposited hereunder but that are not sold to the Underwriters, and cash in place of any fractional share interest in Pacific Community Banking Group.


    B. Until the shares of The Bank of Hemet common stock deposited hereunder have been exchanged for Pacific Community Banking Group common stock, the Shareholder shall retain all rights of ownership with respect to the shares of The Bank of Hemet common stock deposited hereunder, including the right to vote and to receive all dividends and payments thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement. Until the Shares have been delivered to the Underwriters against payment therefor, the Shareholder shall retain all rights of ownership with respect to the Shares, including the right to vote and to receive all dividends and payment thereon, except the right to retain custody of or dispose of such Shares, which right is subject to this Agreement.

    3. IRREVOCABLE OFFER TO SELL SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK.


    The Shareholder offers for sale to the Underwriters any and all shares of Pacific Community Banking Group common stock received in exchange for the shares of The Bank of Hemet common stock transmitted herewith. This offer is made without conditions, except as provided in this Agreement, and may be accepted and executed without prior notice to the Shareholder. The Shareholder may not revoke this offer; however, this offer will expire if not accepted in whole or in part by the Underwriters on or before August 31, 1999.


    4. PREFERENCE TO RECEIVE CASH OR SHARES OF PACIFIC COMMUNITY BANKING GROUP COMMON STOCK


    The Shareholder hereby instructs the Attorney-in-Fact that the shareholder prefers to receive consideration for the surrendered shares of The Bank of Hemet common stock as indicated on the Statement of Preference attached in this Agreement. The Shareholder acknowledges that this preference is subject to the power of the Attorney-in-Fact to allocate the number of Shareholders' shares sold to the Underwriters to satisfy the terms of the Acquisition Agreement, in the sole discretion of the Attorney-in-Fact.


    5.  SALE OF SHARES; REMITTING NET PROCEEDS.

    The Attorneys-in-Fact are hereby authorized and directed to deliver or cause the Custodian or Pacific Community Banking Group's transfer agent to deliver certificates for the Shares to the Representatives, against delivery to the Attorneys-in-Fact, for the account of the Shareholder, of the purchase price of the Shares. The Attorneys-in-Fact are authorized, on behalf of the Shareholder, to accept and acknowledge receipt of the payment of the purchase price for the Shares and shall promptly deposit such proceeds with the Custodian. The Custodian shall promptly remit to the Shareholder his or her share of the proceeds.

    6.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.


    To induce the Underwriters to enter into an underwriting agreement with Pacific Community Banking Group and certain of its shareholders, and in consideration of the performance of this Agreement by the other parties thereto, the Shareholder represents and warrants to, and agrees with, the Underwriters, Pacific Community Banking Group, the Attorneys-in-Fact and the Custodian as follows:



    A. The Shareholder has full legal right, power and authority to enter into and perform this Agreement. This Agreement has been duly executed and delivered by the Shareholder and (assuming this Agreement is a binding Agreement of the other parties thereto) constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies, and except as rights or affecting the enforcement of creditors' rights and except as rights to indemnity or contribution may be limited by federal or state securities law and the public policy underlying such laws).



    B. None of the execution, delivery or performance of this Agreement and the consummation of the transactions herein contemplated will conflict with or result in a breach of, or default under, any indenture, mortgage, deed or trust, voting trust agreement, shareholders' agreement, note agreement or other agreement or instrument to which the Shareholder is a party or by which the Shareholder is bound or to which any of his or its property is or may be subject, or any statute, judgment, decree, order, rule or regulation applicable to the Shareholder of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Shareholder or any of his activities or properties.



    C. At the date hereof, the Shareholder has full right, power and authority to sell, assign, transfer and deliver the shares of The Bank of Hemet common stock to be surrendered in exchange for the Shares, and at the time of delivery of the Shares to be sold by the Shareholder to the several Underwriters, the Shareholder will have full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by the Shareholder hereunder. At the date hereof the Shareholder is the lawful owner of and has good and marketable title to the shares of The Bank of Hemet common stock to be surrendered in exchange for the Shares, free and clear of any and all encumbrances, and at the time of delivery of the Shares to be sold by the Shareholder, the Shareholder will be the lawful owner of and will have good and marketable title to the Shares free and clear of any and all encumbrances.



    D. To the Shareholder's knowledge, the Shareholder has not taken any action designed to stabilize or manipulate the price of any security of Pacific Community Banking Group, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of Pacific Community Banking Group, to facilitate the sale or resale of the Shares or otherwise.



    E. If the Shareholder is acting as a fiduciary, officer, partner or agent, the Shareholder is enclosing with this Agreement certified copies of the appropriate instruments pursuant to which the Shareholder is authorized to act hereunder. If the Shareholder is an individual and is married, and the spouse is not named as an owner on the stock certificate, the Shareholder is enclosing with this Agreement a duly completed and executed consent of his or her spouse, in the form attached to this Agreement as Annex A.



    F. The Shareholder agrees to deliver to the Attorneys-in-Fact such documentation as the Attorneys-in-Fact, The Bank of Hemet, Pacific Community Banking Group or the Underwriters or any of their respective counsel may reasonably request in order to effectuate any of the provisions hereof, in form and substance satisfactory in all respects to the Attorneys-in-Fact.



    G. The foregoing representations, warranties and agreements are made for the benefit of, and may be relied upon by, the Attorneys-in-Fact, The Bank of Hemet, Pacific Community Banking Group, the Custodian, the Underwriters and their respective representatives, agents and counsel.


    7.  IRREVOCABILITY OF INSTRUMENTS; TERMINATION OF THIS AGREEMENT.


    A. This Agreement, the deposit of The Bank of Hemet common stock pursuant hereto and all authority hereby conferred, is granted, made and conferred subject to and in consideration of (a) the interests of the Attorneys-in-Fact, the Underwriters, The Bank of Hemet and Pacific Community Banking Group in and for the purpose of completing the transactions contemplated hereunder and by the Acquisition Agreement and the Underwriting Agreement between Pacific Community Banking Group, certain other selling shareholders and the Underwriters, and (b) the completion of the registration of Pacific Community Banking Group common stock pursuant to the Registration Statement and the other acts of the above-mentioned parties from the date hereof to and including the time the Shares are purchased by the Underwriters, and the Attorneys-in-Fact are hereby further vested with an estate, right, title and interest in and to the Shares deposited herewith for the purpose of irrevocably empowering and securing to them authority sufficient to consummate said transactions. Accordingly, this Agreement and the offer of the Shares made herein shall be irrevocable prior to August 31, 1999, and shall remain in full force and effect until that date. The Shareholder further agrees that this Agreement shall not be terminated by operation of law or upon the occurrence of any event whatsoever, including the death, disability or incompetence of the Shareholder or, if the Shareholder is not a natural person, upon any dissolution, winding up, distribution of assets or other event affecting the legal existence of the

Shareholder. If any event referred to in the preceding sentence shall occur, whether with or without notice thereof to the Attorneys-in-Fact, any of the Underwriters or any other person, the Attorneys-in-Fact shall nevertheless be authorized and empowered to deliver and deal with the Shares deposited under the Agreement by the Shareholder in accordance with the terms and provisions of this Agreement as if such event had not occurred.


    B. If the transactions contemplated in the Acquisition Agreement are not completed by August 31, 1999, this Agreement shall terminate (without affecting any lawful action of the Attorneys-in-Fact or the Custodian prior to such termination), and the Attorneys-in-Fact shall cause the Custodian to return to the Shareholder all certificates for The Bank of Hemet common stock deposited hereunder.


    8.  LIABILITY AND INDEMNIFICATION OF THE ATTORNEYS-IN-FACT AND CUSTODIAN.

    The Attorneys-in-Fact and the Custodian assume no responsibility or liability to the Shareholder or to any other person, other than to deal with The Bank of Hemet common stock deposited hereunder, the Pacific Community Banking Group common stock exchanged therefor, the proceeds from the sale of the Shares and any other shares of Pacific Community Banking Group common stock deposited with the Custodian pursuant to the terms of this Agreement in accordance with the provisions hereof. The Shareholder hereby agrees to indemnify and hold harmless the Attorneys-in-Fact and the Custodian, and their respective officers, agents, successors, assigns and personal representatives with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement or the Underwriting Agreement.

    9.  INTERPRETATION.

    A. The representations, warranties and agreements of the Shareholder contained herein shall survive the sale and delivery of the Shares and the termination of this Agreement.

    B. The validity, enforceability, interpretation and construction of this Agreement shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed within the State of California, and this Agreement shall inure to the benefit of, and be binding upon, the Shareholder and the Shareholder's heirs, executors, administrators, successors and assigns, as the case may be.

    C. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    D. The use of the masculine gender in this Agreement includes the feminine and neuter, and the use of the singular includes the plural, wherever appropriate.


                      THE NEXT PAGE IS THE SIGNATURE PAGE.

IN WITNESS WHEREOF, the undersigned has executed this Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale this ____ day of ____________, 1999.

Signature of Shareholder
Medallion Guaranteed by:

                                       (Please sign exactly as your name
                                       appears on your stock
                                       certificate(s).)*

                                       Name and address to which notices,
                                       funds and stock certificates shall be
                                       sent.
                                       (NAME)
                                       (STREET)
                                       (CITY)                  (STATE)        (ZIP)

                                       Name and address to which notices,
                                       funds and stock certificates shall be
                                       sent.
                                       (NAME)
                                       (STREET)
                                       (CITY)                  (STATE)        (ZIP)


* The signature MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, or a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program.

ACCEPTED by the Attorneys-in-Fact as of the  ACCEPTED by the Custodian as of the of the
date above set forth:                        date above set forth:
James B. Jaqua                               U.S. STOCK TRANSFER CORPORATION
                                             By:
John J. McDonough                            Name:
                                             Its:
                                             ACCEPTED by the Custodian as of the date
                                             above set forth:
                                             U.S. STOCK TRANSFER CORPORATION
                                             By:
                                             Name:
                                             Its:


                         SEE THE ATTACHED INSTRUCTIONS

                                   SCHEDULE I
                  CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF

                               THE BANK OF HEMET
                                DEPOSITED UNDER


 Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale



         Certificate Number
 (or purchase date if held in street                                   Number of Shares of
                name)                                             The Bank of Hemet Common Stock
-------------------------------------                            --------------------------------
                                       ........................
                                       ........................
                                       ........................
                                       ........................
                                       ........................
                                       ........................
                                                  Total Shares:



    The Attorneys-in-fact may not be able to sell all of the Pacific Community Banking Group common stock received in exchange for your shares listed above or you may have requested to sell some shares and keep some shares. If you wish to do so for income tax purposes, please give the order in which you would like your shares sold, listing by the certificate number, or date of purchase if held in street name, in order from those you want the Attorneys-in-Fact to sell first to those you want sold last.


1.                                              2.                        3.
4.                                              5.                        6.
7.                                              8.                        9.
10.

                            STATEMENT OF PREFERENCE



INSTRUCTION: See Section 4 of the Custody Agreement, Letter of Transmittal,
  Power of Attorney and Offer of Sale.



CHECK THE BOX BELOW THAT APPLIES.


/ / A. I prefer to sell all of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.

/ / B. I prefer to retain all of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition.
/ / C. I prefer to sell ____% of the shares of Pacific Community Banking Group common stock that I will receive in the acquisition. IF YOU CHECK THIS BOX, PLEASE FILL IN THE PERCENTAGE; OTHERWISE, WE WILL CONSIDER YOU TO HAVE MADE NO ELECTION.


                            Statement of Preference

                                    ANNEX A


    INSTRUCTION: See Section 6, paragraph E, of the Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale.


                               CONSENT OF SPOUSE

    I am the spouse of ____________. On behalf of myself, my heirs, legatees, and assigns, I hereby join in and consent to the terms of the foregoing Custody Agreement, Letter of Transmittal, Power of Attorney and Offer of Sale (the "Agreement"), and I agree to the sale of the shares of common stock of Pacific Community Banking Group, a California corporation, to be received in exchange for the shares of common stock of The Bank of Hemet registered in the name of my spouse or otherwise registered, which my spouse has offered to sell in the Agreement.

    Dated: ____________, 1999
                                          ______________________________________
                                                           (Signature of Spouse)

INSTRUCTION:See Instruction D. Shareholders sign only the spaces marked "X"; DO
            NOT FILL IN THE TOP OF THE FORM OR DATE.


                                  STOCK POWER
    FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto ________________________ , ________________________ shares of the
Common Stock of Valley Bank, and does hereby irrevocably constitute and appoint _________________________________ attorney to transfer such shares on the books of Valley Bank with full power of substitution in the premises.
Dated: ______________ , 1999


                                       X
                                       X
                                       (Please sign exactly as your name
                                       appears on your stock
                                       certificate(s).)

                                       Signature medallion guaranteed by:
                                       By:


------------------------


* The signature MUST BE MEDALLION GUARANTEED by an eligible guarantor institution, such as a bank, a stock broker, savings and loan association, or credit union, with membership in an approved medallion signature program.